UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2009
T3 MOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-150888	20-4987549
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2990 Airway Avenue, Suite A
Costa Mesa, California	92660
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 619-3600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7

Forward Looking Statements
     This Form 8-K and other reports filed by T3 Motion, Inc. (the “Registrant” or “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form S-1 entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
     Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.
Item 1.01 Entry into a Material Definitive Agreement.
     On May 28, 2009, T3 Motion, Inc., a Delaware corporation (the “Registrant”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with such purchasers named therein (“Purchasers”) pursuant to which the Registrant sold $600,000 in debentures and warrants through a private placement.
     On May 28, 2009 (the “Issue Date”), pursuant to the Purchase Agreement, the Registrant issued to the Purchasers, 10% Secured Convertible Debentures (“Debentures”) in the form attached hereto as Exhibit 10.2, with an aggregate principal value of $600,000. The Debentures accrue interest on the unpaid principal balance at a rate equal to 10.0% per annum. The maturity date is May 28, 2010. Interest on the Debentures is payable in cash on the first day of each calendar quarter. In the event of default under the terms of the Debentures, the interest rate increases to 15% per annum. At any time after the 90th calendar day following the Issue Date, the Debentures are convertible into shares of common stock of the Registrant at a conversion price of $1.00 per share, subject to adjustment.
     The Purchase Agreement provides that from May 28, 2009 to the date that the Debentures are no longer outstanding, if the Registrant or its sole subsidiary, T3 Motion, Ltd., a company incorporated under the laws of the United Kingdom (the “Subsidiary”), issues common stock, common stock equivalents for cash consideration, indebtedness, or a combination of such securities in a subsequent financing (the “Subsequent Financing”), each Purchaser may elect, in their sole discretion, to exchange some or all of the Debentures then held by such Purchaser for any securities issued in a Subsequent Financing on a “$1.00 for $1.00” basis (each $1.00 of amounts owed under the Debenture constitutes $1.00 of a purchase price under the Subsequent Financing) (the “Exchange”); provided, however, that the securities issued in a Subsequent Financing will be irrevocably convertible, exercisable, exchangeable, or resettable (or any other similar feature) based on the price equal to the lesser of (i) the conversion price, exercise price, exchange price, or reset price (or such similar price) in such Subsequent Financing and (ii) $1.00 per share of common stock. The Purchasers are obligated to elect the Exchange on a $0.90 per $1.00 basis if all of the following conditions are met: (i) the Subsequent Financing is in the form of convertible preferred stock of the Registrant, and (ii) the Subsequent Financing is for gross proceeds of at least $4,000,000. The Purchase Agreement also provided that the Purchasers, who also purchased 3,896,104 shares of common stock from a financing in March 2008 (“March 2008 Financing”) for $6.0 million (“March 2008 Purchase Price”), would receive additional Registrant shares if the price per share of the Subsequent Financing held within the next 24 months (“Subsequent Financing Price Per Share”) were below the purchase price per share of the March 2008 Financing. Purchasers would receive that number of additional shares such that, when combined with all other shares previously issued to Purchasers, the Purchasers would have received an aggregate number of Registrant shares equal the March 2008 Purchase Price multiplied by the Subsequent Financing Price Per Share.
     The Registrant also amended the Series B Common Stock Purchase Warrant and Series C Common Stock Purchase Warrant of the Registrant such that the exercise price of such warrant would be reset to the purchase price per share of a Subsequent Financing if such purchase price were lower than the warrant exercise price.
     Also pursuant to the Purchase Agreement, the Purchasers also received Series E Common Stock Purchase Warrants (the “Warrants”) in the form attached hereto as Exhibit 10.3. Pursuant to the terms of Warrants, the Purchasers are entitled to purchase up to an aggregate 300,000 shares of common stock of the Registrant at an exercise price of $1.20 per share. The Warrants have a term of five years after the issue date of May 28, 2009.
     In connection with entering into the Purchase Agreement, the Subsidiary entered into a Subsidiary Guarantee (the “Guarantee”) for the benefit of the Purchasers dated May 28, 2009 in the form attached hereto as Exhibit 10.4. Pursuant to the Guarantee, the Subsidiary agreed to guarantee to the Purchasers the obligations due under the Debentures.
     The Registrant and the Subsidiary also entered into a Security Agreement (the “Security Agreement”) with the Purchasers dated May 28, 2009 in the form attached hereto as Exhibit 10.5. Pursuant to the Security Agreement, the Registrant and its Subsidiary granted to the Purchasers a security interest in certain of their property to secure the prompt payment, performance, and discharge in full of all of the Registrant’s obligations under the Debentures and the Subsidiary’s obligations under the Guarantee. The Registrant agreed that any future subsidiary of the Registrant would also enter into such Security Agreement and the Subsidiary Guarantee.
     The foregoing description is only a summary and is qualified in its entirety by reference to the aforementioned transaction documents contained in Exhibits 10.1 through 10.7, each of which is incorporated herein by reference.
     The financing was completed through a private placement to accredited investors and is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.
     As set forth under Item 1.01 above, on May 28, 2009, the Registrant issued debentures that are convertible into approximately 600,000 shares of common stock and warrants to purchase 300,000 shares of common stock to certain investors. Each of these investors represented that they were “accredited” investors as defined under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”). The Registrant relied upon the exemption from registration as set forth in Section 4 (2) of the Securities Act for the issuance of these securities.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Securities Purchase Agreement dated as of May 28, 2009

10.2	Form of 10% Secured Convertible Debenture

10.3	Form of Series E Common Stock Purchase Warrant

10.4	Subsidiary Guarantee dated as of May 28, 2009

10.5	Security Agreement dated as of May 28, 2009

10.6	Form of Amendment to Series B Common Stock Purchase Warrant

10.7	Form of Amendment to Series C Common Stock Purchase Warrant

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T3 MOTION, INC.
(Registrant)

Date: June 4, 2009
/s/ Kelly Anderson

Kelly Anderson, Chief Financial Officer